Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(917) 705-4579;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS FOURTH QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $286 MILLION, or $3.38 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $252 MILLION, or $2.97 PER DILUTED COMMON SHARE

For the fourth quarter of 2024, the Company reports:
•Annualized return on average common equity ("ROACE") of 20.7% and annualized operating ROACE of 18.2%
•Combined ratio of 94.2%
•Gross premiums written increased by $191 million, or 11%

For the year ended 2024, the Company reports:
•Net income available to common shareholders of $1.1 billion, or $12.35 per diluted common share, and operating income of $952 million, or $11.18 per diluted common share
•Return on average common equity ("ROACE") of 20.5% and operating ROACE of 18.6%
•Combined ratio of 92.3%
•Book value per diluted common share of $65.27, an increase of $11.21, or 20.7%, compared to December 31, 2023

Pembroke, Bermuda, January 29, 2025 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the fourth quarter ended December 31, 2024.
Commenting on the 2024 financial results, Vince Tizzio, President and CEO of AXIS Capital, said:

"2024 was an excellent year for AXIS. We delivered on the financial and operational guideposts that we shared at our Investor Day this past May, highlighted by an operating return-on-equity of 18.6% and 20.7% growth in diluted book value per share.

As a global leader in specialty underwriting, we continued to find attractive opportunities for growth. In our Insurance business, profitability was highlighted by an 89.1% combined ratio for the full year and we grew 7.7%, to reach $6.6 billion in premiums. Our Reinsurance business is producing strong, consistent profits with a 91.8% combined ratio for the full year while growing 7.9% to $2.4 billion in premiums.

In 2024, we made significant strides in enhancing our operating model through our "How We Work program". This included building new capabilities, investing in technology and data, and adding strong talent to complement our existing team. As we progress into 2025, we believe AXIS is poised to build on its positive momentum, while leveraging our specialty expertise to help our customers navigate an increasingly dynamic risk landscape."

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Highlights*
•Net income available to common shareholders for the year ended December 31, 2024 was $1.1 billion, or $12.35 per diluted common share, compared to net income available to common shareholders of $346 million, or $4.02 per diluted common share, for the same period in 2023.
•Operating income1 for the year ended December 31, 2024 was $952 million, or $11.18 per diluted common share1, compared to operating income of $486 million, or $5.65 per diluted common share, for the same period in 2023.
•Current accident year combined ratio, excluding catastrophe and weather-related losses of 89.5% for the fourth quarter of 2024, and 88.5% for the year ended December 31, 2024, increased by 0.6 points compared to the fourth quarter of 2023, and improved by 0.6 points compared to the prior year, respectively.
•Net investment income for the fourth quarter of 2024 was $196 million, compared to $187 million, for the fourth quarter of 2023, an increase of $9 million or 5%, primarily attributable to income from our fixed maturities portfolio due to increased yields, partially offset by lower returns on alternative investments.
•Book yield of fixed maturities was 4.5% at December 31, 2024, compared to 4.2% at December 31, 2023. The market yield was 5.3% at December 31, 2024.
•Fees related to arrangements with strategic capital partners for the year ended December 31, 2024 of $85 million, compared to $61 million in the prior year.
•Income tax benefit for the fourth quarter of 2024 was $19 million principally due to adjustments related to certain deferred tax assets and deferred tax liabilities that are no longer required and an increase in the Bermuda net deferred tax asset associated with Bermuda corporate income tax, effective January 1, 2025. Excluding these tax benefits, the effective tax rate was 5.4% driven by pre-tax income in our U.K. and U.S operations. Income tax benefit for the year ended December 31, 2024, was $56 million principally due to the Bermuda net deferred tax asset, and adjustments related to certain deferred tax assets and deferred tax liabilities that are no longer required. Excluding these tax benefits, the effective tax rate was 13.8% driven by pre-tax income in our U.S., U.K., and European operations.
•Book value per diluted common share was $65.27 at December 31, 2024, an increase of $0.62, or 1.0%, compared to September 30, 2024, driven by net income, partially offset by net unrealized investment losses, and common share dividends declared of $0.44 per share.
•Book value per diluted common share increased by $11.21, or 20.7%, over the past twelve months, driven by net income, and net unrealized investment gains, partially offset by common share dividends declared of $1.76 per share.
•Adjusted for net unrealized investment losses, after-tax, book value per diluted common share was $67.93 at December 31, 2024, an increase of $2.69, or 4.1%, compared to $65.24 at September 30, 2024, and an increase of $9.88, or 17.0%, compared to $58.05 at December 31, 2023.
•Total capital returned to common shareholders was $350 million year to date, including share repurchases of $200 million pursuant to our Board-authorized share repurchase programs, and dividends of $150 million.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Fourth Quarter Consolidated Underwriting Highlights2
•Gross premiums written increased by $191 million, or 11% ($178 million, or 10%, on a constant currency basis(3)), to $2.0 billion with an increase of $117 million, or 7% in the insurance segment, and an increase of $74 million, or 37% in the reinsurance segment.
•Net premiums written increased by $153 million, or 14%, to $1.2 billion with an increase of $88 million, or 9% in the insurance segment, and an increase of $65 million, or 64% in the reinsurance segment.

	Quarters ended December 31,
KEY RATIOS	2024	2023	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(4) (5)	55.7%	55.4%	0.3	pts
Catastrophe and weather-related losses ratio(5)	5.9%	2.1%	3.8	pts
Current accident year loss ratio(5)	61.6%	57.5%	4.1	pts
Prior year reserve development ratio	(1.2%)	33.6%	(34.8	pts)
Net losses and loss expenses ratio	60.4%	91.1%	(30.7	pts)
Acquisition cost ratio	20.1%	20.1%	—	pts
General and administrative expense ratio	13.7%	13.4%	0.3	pts
Combined ratio	94.2%	124.6%	(30.4	pts)

Current accident year combined ratio(5)	95.4%	91.0%	4.4	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses(5)	89.5%	88.9%	0.6	pts

•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $81 million ($64 million, after-tax), (Insurance: $80 million; Reinsurance: $1 million), or 5.9 points, including $53 million, or 3.9 points attributable to Hurricane Milton. The remaining losses were primarily attributable to other weather-related events.
•Net favorable (adverse) prior year reserve development was $16 million (Insurance: $12 million; Reinsurance: $4 million), compared to $(425) million (Insurance: $(182) million; Reinsurance: $(243) million) in 2023.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
5 Current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, and current accident year combined ratio, excluding catastrophe and weather-related losses are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measure, net losses and loss expenses ratio is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Full Year Consolidated Underwriting Highlights

•Gross premiums written increased by $649 million, or 8%, to $9.0 billion with an increase of $475 million, or 8% in the insurance segment, and an increase of $175 million, or 8% in the reinsurance segment.
•Net premiums written increased by $655 million, or 13%, to $5.8 billion with an increase of $492 million, or 13% in the insurance segment, and an increase of $163 million, or 12% in the reinsurance segment.

	Years ended December 31,
KEY RATIOS	2024	2023	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	55.7%	55.9%	(0.2	pts)
Catastrophe and weather-related losses ratio	4.3%	2.7%	1.6	pts
Current accident year loss ratio	60.0%	58.6%	1.4	pts
Prior year reserve development ratio	(0.5%)	8.1%	(8.6	pts)
Net losses and loss expenses ratio	59.5%	66.7%	(7.2	pts)
Acquisition cost ratio	20.2%	19.7%	0.5	pts
General and administrative expense ratio	12.6%	13.5%	(0.9	pts)
Combined ratio	92.3%	99.9%	(7.6	pts)

Current accident year combined ratio	92.8%	91.8%	1.0	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.5%	89.1%	(0.6	pts)

•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $226 million ($182 million, after-tax), (Insurance: $216 million; Reinsurance: $10 million), or 4.3 points, including $111 million or 2.1 points attributable to Hurricane Milton, Hurricane Helene and Hurricane Beryl, together with $13 million, or 0.3 points attributable to the Red Sea Conflict. The remaining losses were primarily attributable to other weather-related events.
•Net favorable (adverse) prior year reserve development was $24 million (Insurance: $16 million; Reinsurance: $8 million), compared to $(412) million (Insurance: $(176) million; Reinsurance: $(236) million) in 2023.
•General and administrative expense ratio decreased by 0.9 points, mainly driven by an increase in net premiums earned and efficiencies gained through our "How We Work" program, together with an increase in fees related to arrangements with strategic capital partners, partially offset by an increase in performance-related compensation costs.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Quarters ended December 31,
($ in thousands)	2024	2023	Change
Gross premiums written	$1,700,337	$1,583,378	7.4%
Net premiums written	1,058,083	969,871	9.1%
Net premiums earned	1,026,025	916,779	11.9%
Underwriting income (loss)	90,449	(61,675)	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.2%	52.0%	0.2	pts
Catastrophe and weather-related losses ratio	7.8%	2.5%	5.3	pts
Current accident year loss ratio	60.0%	54.5%	5.5	pts
Prior year reserve development ratio	(1.2%)	19.8%	(21.0	pts)
Net losses and loss expenses ratio	58.8%	74.3%	(15.5	pts)
Acquisition cost ratio	19.5%	19.1%	0.4	pts
Underwriting-related general and administrative expense ratio	12.9%	13.3%	(0.4	pts)
Combined ratio	91.2%	106.7%	(15.5	pts)

Current accident year combined ratio	92.4%	86.9%	5.5	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.6%	84.4%	0.2	pts
nm - not meaningful is defined as a variance greater than +/- 100%

•Gross premiums written increased by $117 million, or 7% ($103 million, or 6%, on a constant currency basis), primarily attributable to increases in property, accident and health, and credit and political risk lines driven by new business, partially offset by a decrease in cyber lines principally due to a lower level of premiums associated with program business.
•Net premiums written increased by $88 million, or 9% ($81 million, or 8%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, together with decreased cession rates in cyber and property lines, partially offset by increased cession rates in accident and health lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.
•The acquisition cost ratio increased by 0.4 points, primarily related to an increase in profit commission expense driven by improved loss performance in accident and health lines and a decrease in ceding commission mainly in professional lines.
•The underwriting-related general and administrative expense ratio decreased by 0.4 points, mainly driven by increases in net premiums earned and efficiencies gained through our "How We Work" program, partially offset by an increase in performance-related compensation costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Insurance Segment

	Years ended December 31,
($ in thousands)	2024	2023	Change
Gross premiums written	$6,615,584	$6,140,764	7.7%
Net premiums written	4,250,545	3,758,720	13.1%
Net premiums earned	3,926,036	3,461,700	13.4%
Underwriting income	427,866	260,944	64.0%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.1%	51.8%	0.3	pts
Catastrophe and weather-related losses ratio	5.5%	3.2%	2.3	pts
Current accident year loss ratio	57.6%	55.0%	2.6	pts
Prior year reserve development ratio	(0.4%)	5.1%	(5.5	pts)
Net losses and loss expenses ratio	57.2%	60.1%	(2.9	pts)
Acquisition cost ratio	19.5%	18.7%	0.8	pts
Underwriting-related general and administrative expense ratio	12.4%	13.7%	(1.3	pts)
Combined ratio	89.1%	92.5%	(3.4	pts)

Current accident year combined ratio	89.5%	87.4%	2.1	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.0%	84.2%	(0.2	pts)

•Gross premiums written increased by $475 million, or 8% ($457 million, or 7%, on a constant currency basis), attributable to all lines of business with the exception of cyber lines which decreased principally due to lower levels of premiums associated with program business and premium adjustments, and liability lines which decreased principally due to underwriting actions taken to reposition the portfolio.
•Net premiums written increased by $492 million, or 13%, reflecting the increase in gross premiums written together with decreased cession rates in cyber, professional lines and property lines.
•The underwriting-related general and administrative expense ratio decreased by 1.3 points, mainly driven by an increase in net premiums earned and efficiencies gained through our "How We Work" program, partially offset by an increase in performance-related compensation costs.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Quarters ended December 31,
($ in thousands)	2024	2023	Change
Gross premiums written	$274,987	$200,915	36.9%
Net premiums written	167,466	102,384	63.6%
Net premiums earned	350,989	348,494	0.7%
Underwriting income (loss)	39,053	(212,398)	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	66.0%	64.5%	1.5	pts
Catastrophe and weather-related losses ratio	0.3%	0.8%	(0.5	pts)
Current accident year loss ratio	66.3%	65.3%	1.0	pts
Prior year reserve development ratio	(1.2%)	69.8%	(71.0	pts)
Net losses and loss expenses ratio	65.1%	135.1%	(70.0	pts)
Acquisition cost ratio	21.8%	22.6%	(0.8	pts)
Underwriting-related general and administrative expense ratio	4.0%	5.1%	(1.1	pts)
Combined ratio	90.9%	162.8%	(71.9	pts)

Current accident year combined ratio	92.1%	93.0%	(0.9	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	91.8%	92.2%	(0.4	pts)
nm - not meaningful
•Gross premiums written increased by $74 million, or 37%, primarily attributable to accident and health lines driven by new business, and motor, accident and health, and professional lines largely due to premium adjustments.
•Net premiums written increased by $65 million, or 64%, reflecting the increase in gross premiums written in the quarter together with a decrease in premiums ceded in liability lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent periods.
•The acquisition cost ratio decreased by 0.8 points, primarily related to an increase in ceding commissions from retrocessional agreements.
•The underwriting-related general and administrative expense ratio decreased by 1.1 points, mainly driven by an increase in fees related to arrangements with strategic capital partners.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Years ended December 31,
($ in thousands)	2024	2023	Change
Gross premiums written	$2,390,304	$2,215,761	7.9%
Net premiums written	1,506,806	1,343,605	12.1%
Net premiums earned	1,380,199	1,622,081	(14.9%)
Underwriting income (loss)	143,610	(100,182)	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	66.0%	64.8%	1.2	pts
Catastrophe and weather-related losses ratio	0.7%	1.6%	(0.9	pts)
Current accident year loss ratio	66.7%	66.4%	0.3	pts
Prior year reserve development ratio	(0.5%)	14.6%	(15.1	pts)
Net losses and loss expenses ratio	66.2%	81.0%	(14.8	pts)
Acquisition cost ratio	22.0%	21.7%	0.3	pts
Underwriting-related general and administrative expense ratio	3.6%	4.9%	(1.3	pts)
Combined ratio	91.8%	107.6%	(15.8	pts)

Current accident year combined ratio	92.3%	93.0%	(0.7	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	91.6%	91.4%	0.2	pts
nm - not meaningful
•Gross premiums written increased by $175 million, or 8%, primarily attributable to all lines of business, with the exception of liability lines and run-off lines largely associated with new business and increased line sizes.
•Net premiums written increased by $163 million, or 12%, reflecting the increase in gross premiums written.
•The underwriting-related general and administrative expense ratio decreased by 1.3 points, mainly driven by an increase in fees related to arrangements with strategic capital partners, partially offset by a decrease in net premiums earned.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

	Quarters ended December 31,		Years ended December 31,
($ in thousands)	2024	2023	2024	2023
Net investment income	$195,773	$186,937	$759,229	$611,742
Net investments gains (losses)	(108,030)	23,041	(138,534)	(74,630)
Change in net unrealized gains (losses) on fixed maturities, pre-tax(6)	(228,736)	466,386	125,742	448,477
Interest in income (loss) of equity method investments	7,264	1,328	17,953	4,163
Total	$(133,729)	$677,692	$764,390	$989,752

Average cash and investments(7)	$18,097,432	$16,395,033	$17,409,516	$16,155,418

Pre-tax, total return on average cash and investments:
Including investment related foreign exchange movements	(0.7%)	4.1%	4.4%	6.1%
Excluding investment related foreign exchange movements(8)	(0.2%)	3.8%	4.8%	5.8%

•Net investment income increased by $9 million, or 5%, compared to the fourth quarter of 2023, primarily attributable to income from our fixed maturities portfolio due to increased yields, partially offset by lower returns on alternative investments.
•Net investment gains (losses) recognized in net income (loss) for the quarter primarily related to net realized losses on the sale of fixed maturities and net unrealized losses on bond mutual funds included in equity securities.
•Change in net unrealized gains (losses) on fixed maturities, pre-tax of $(229) million ($(153) million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter due to a decrease in the market value of our fixed maturities portfolio attributable to increased yields, compared to change in net unrealized gains, pre-tax of $466 million ($422 million excluding foreign exchange movements) recognized during the fourth quarter of 2023.
•Book yield of fixed maturities was 4.5% at December 31, 2024, compared to 4.2% at December 31, 2023. The market yield was 5.3% at December 31, 2024.

6 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
7 The average cash and investments balance is the average of the monthly fair value balances.
8 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(104) million and $60 million for the quarters ended December 31, 2024 and 2023, respectively and foreign exchange (losses) gains of $(63) million and $51 million for the years ended December 31, 2024 and 2023, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

	December 31,	December 31,
($ in thousands)	2024	2023	Change
Total capital(9)	$7,404,558	$6,576,910	$827,648
•Total capital of $7.4 billion included $1.3 billion of debt and $550 million of preferred equity, compared to $6.6 billion at December 31, 2023, with the increase driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared, and the repurchase of common shares, including $200 million repurchased pursuant to our Board-authorized share repurchase programs.
•At December 31, 2024, we had $200 million of remaining authorization under our open-ended Board-authorized share repurchase program for common share repurchases.
Book Value per diluted common share

	December 31,	September 30,	December 31,
	2024	2024	2023
Book value per diluted common share(10)	$65.27	$64.65	$54.06

•Dividends declared were $0.44 per common share in the current quarter and $1.76 per common share over the past twelve months.

	Three months ended,		Twelve months ended,
	December 31, 2024		December 31, 2024
	Change	% Change	Change	% Change
Book value per diluted common share	$0.62	1.0%	$11.21	20.7%
Book value per diluted common share - adjusted for dividends declared	$1.06	1.6%	$12.97	24.0%
•Book value per diluted common share increased by $0.62 in the quarter, driven by net income, partially offset by net unrealized investment losses reported in accumulated other comprehensive income (loss), and common share dividends declared, and increased by $11.21 over the past twelve months, driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by the common share dividends declared.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $67.93.

9 Total capital represents the sum of total shareholders' equity and debt.
10 Calculated using the treasury stock method.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, January 30, 2025 at 8:30 a.m. (EST) to discuss the fourth quarter and year-end financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 0758123 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 7722438. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended December 31, 2024 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders’ equity of $6.1 billion at December 31, 2024, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor’s and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and X Corp. (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn (http://bit.ly/2kRYbZ5) and X Corp (https://x.com/AXIS_Capital)

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2024 (UNAUDITED) AND DECEMBER 31, 2023

	2024	2023

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,152,753	$12,234,742
Fixed maturities, held to maturity, at amortized cost	443,400	686,296
Equity securities, at fair value	579,274	588,511
Mortgage loans, held for investment, at fair value	505,697	610,148
Other investments, at fair value	930,278	949,413
Equity method investments	206,994	174,634
Short-term investments, at fair value	223,666	17,216
Total investments	15,042,062	15,260,960
Cash and cash equivalents	2,143,471	953,476
Restricted cash and cash equivalents	920,150	430,509
Accrued interest receivable	114,012	106,055
Insurance and reinsurance premium balances receivable	3,169,355	3,067,554
Reinsurance recoverable on unpaid losses and loss expenses	6,840,897	6,323,083
Reinsurance recoverable on paid losses and loss expenses	546,287	575,847
Deferred acquisition costs	524,837	450,950
Prepaid reinsurance premiums	1,936,979	1,916,087
Receivable for investments sold	3,693	8,767
Goodwill	66,498	100,801
Intangible assets	175,967	186,883
Operating lease right-of-use assets	92,516	108,093
Loan advances made	247,775	305,222
Other assets	695,794	456,385
Total assets	$32,520,293	$30,250,672

Liabilities
Reserve for losses and loss expenses	$17,218,929	$16,434,018
Unearned premiums	5,211,865	4,747,602
Insurance and reinsurance balances payable	1,713,798	1,792,719
Debt	1,315,179	1,313,714
Federal Home Loan Bank advances	66,380	85,790
Payable for investments purchased	269,728	26,093
Operating lease liabilities	106,614	123,101
Other liabilities	528,421	464,439
Total liabilities	26,430,914	24,987,476

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,394,063	2,383,030
Accumulated other comprehensive income (loss)	(267,557)	(365,836)
Retained earnings	7,341,569	6,440,528
Treasury shares, at cost	(3,930,902)	(3,746,732)
Total shareholders' equity	6,089,379	5,263,196

Total liabilities and shareholders' equity	$32,520,293	$30,250,672

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2024 AND 2023

	Quarters ended		Years ended
	2024 (Unaudited)	2023 (Unaudited)	2024 (Unaudited)	2023

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,377,014	$1,265,273	$5,306,235	$5,083,781
Net investment income	195,773	186,937	759,229	611,742
Net investment gains (losses)	(108,030)	23,041	(138,534)	(74,630)
Other insurance related income	7,016	6,050	30,721	22,495
Total revenues	1,471,773	1,481,301	5,957,651	5,643,388

Expenses
Net losses and loss expenses	831,956	1,152,262	3,158,487	3,393,102
Acquisition costs	276,273	253,918	1,070,551	1,000,945
General and administrative expenses	189,186	169,849	666,202	684,446
Foreign exchange losses (gains)	(112,090)	69,871	(50,822)	58,115
Interest expense and financing costs	16,761	18,344	67,766	68,421
Reorganization expenses	—	—	26,312	28,997
Amortization of intangible assets	2,729	2,729	10,917	10,917
Total expenses	1,204,815	1,666,973	4,949,413	5,244,943

Income (loss) before income taxes and interest in income of equity method investments	266,958	(185,672)	1,008,238	398,445
Income tax (expense) benefit	19,410	41,762	55,595	(26,316)
Interest in income of equity method investments	7,264	1,328	17,953	4,163
Net income (loss)	293,632	(142,582)	1,081,786	376,292
Preferred share dividends	7,563	7,563	30,250	30,250
Net income (loss) available (attributable) to common shareholders	$286,069	$(150,145)	$1,051,536	$346,042

Per share data
Earnings (loss) per common share:
Earnings (loss) per common share	$3.43	$(1.76)	$12.49	$4.06
Earnings (loss) per diluted common share	$3.38	$(1.76)	$12.35	$4.02
Weighted average common shares outstanding	83,380	85,268	84,165	85,142
Weighted average diluted common shares outstanding	84,695	85,268	85,176	86,012
Cash dividends declared per common share	$0.44	$0.44	$1.76	$1.76

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE QUARTERS ENDED DECEMBER 31, 2024 AND 2023

	2024			2023
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,700,337	$274,987	$1,975,324	$1,583,378	$200,915	$1,784,293
Net premiums written	1,058,083	167,466	1,225,549	969,871	102,384	1,072,255
Net premiums earned	1,026,025	350,989	1,377,014	916,779	348,494	1,265,273
Other insurance related income (loss)	40	6,976	7,016	(289)	6,339	6,050
Net losses and loss expenses	(603,311)	(228,645)	(831,956)	(681,515)	(470,747)	(1,152,262)
Acquisition costs	(199,606)	(76,667)	(276,273)	(175,050)	(78,868)	(253,918)
Underwriting-related general and
administrative expenses(11)	(132,699)	(13,600)	(146,299)	(121,600)	(17,616)	(139,216)
Underwriting income (loss)(12)	$90,449	$39,053	129,502	$(61,675)	$(212,398)	(274,073)

Net investment income			195,773			186,937
Net investment gains (losses)			(108,030)			23,041
Corporate expenses(11)			(42,887)			(30,633)
Foreign exchange (losses) gains			112,090			(69,871)
Interest expense and financing costs			(16,761)			(18,344)
Amortization of intangible assets			(2,729)			(2,729)
Income (loss) before income taxes and interest in income of equity method investments			266,958			(185,672)
Income tax benefit			19,410			41,762
Interest in income of equity method investments			7,264			1,328
Net income (loss)			293,632			(142,582)
Preferred share dividends			7,563			7,563
Net income (loss) available (attributable) to common shareholders			$286,069			$(150,145)

Net losses and loss expenses ratio	58.8%	65.1%	60.4%	74.3%	135.1%	91.1%
Acquisition cost ratio	19.5%	21.8%	20.1%	19.1%	22.6%	20.1%
Underwriting-related general and administrative expense ratio	12.9%	4.0%	10.6%	13.3%	5.1%	11.0%
Corporate expense ratio			3.1%			2.4%
Combined ratio	91.2%	90.9%	94.2%	106.7%	162.8%	124.6%

11 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $43 million and $31 million for the quarters ended December 31, 2024 and 2023, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
12 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA
FOR THE YEARS ENDED DECEMBER 31, 2024 (UNAUDITED) AND 2023

	2024			2023
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$6,615,584	$2,390,304	$9,005,888	$6,140,764	$2,215,761	$8,356,525
Net premiums written	4,250,545	1,506,806	5,757,351	3,758,720	1,343,605	5,102,325
Net premiums earned	3,926,036	1,380,199	5,306,235	3,461,700	1,622,081	5,083,781
Other insurance related income (loss)	94	30,627	30,721	(198)	22,693	22,495
Net losses and loss expenses	(2,245,420)	(913,067)	(3,158,487)	(2,080,001)	(1,313,101)	(3,393,102)
Acquisition costs	(766,915)	(303,636)	(1,070,551)	(648,463)	(352,482)	(1,000,945)
Underwriting-related general and
administrative expenses(13)	(485,929)	(50,513)	(536,442)	(472,094)	(79,373)	(551,467)
Underwriting income (loss)(14)	$427,866	$143,610	571,476	$260,944	$(100,182)	160,762

Net investment income			759,229			611,742
Net investment gains (losses)			(138,534)			(74,630)
Corporate expenses(13)			(129,760)			(132,979)
Foreign exchange (losses) gains			50,822			(58,115)
Interest expense and financing costs			(67,766)			(68,421)
Reorganization expenses			(26,312)			(28,997)
Amortization of intangible assets			(10,917)			(10,917)
Income before income taxes and interest in income of equity method investments			1,008,238			398,445
Income tax (expense) benefit			55,595			(26,316)
Interest in income of equity method investments			17,953			4,163
Net income			1,081,786			376,292
Preferred share dividends			30,250			30,250
Net income available to common shareholders			$1,051,536			$346,042

Net losses and loss expenses ratio	57.2%	66.2%	59.5%	60.1%	81.0%	66.7%
Acquisition cost ratio	19.5%	22.0%	20.2%	18.7%	21.7%	19.7%
Underwriting-related general and administrative expense ratio	12.4%	3.6%	10.2%	13.7%	4.9%	10.9%
Corporate expense ratio			2.4%			2.6%
Combined ratio	89.1%	91.8%	92.3%	92.5%	107.6%	99.9%

13 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $130 million and $133 million for the years ended December 31, 2024 and 2023, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
14 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2024 AND 2023

	Quarters ended		Years ended
	2024	2023	2024	2023

	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$286,069	$(150,145)	$1,051,536	$346,042
Net investment (gains) losses	108,030	(23,041)	138,534	74,630
Foreign exchange losses (gains)	(112,090)	69,871	(50,822)	58,115
Reorganization expenses	—	—	26,312	28,997
Interest in income of equity method investments	(7,264)	(1,328)	(17,953)	(4,163)
Bermuda net deferred tax asset (15)	(14,218)	—	(176,923)	—
Income tax benefit (16)	(8,711)	(2,348)	(18,649)	(17,488)
Operating income (loss)	$251,816	$(106,991)	$952,035	$486,133

Earnings (loss) per diluted common share	$3.38	$(1.76)	$12.35	$4.02
Net investment (gains) losses	1.28	(0.27)	1.63	0.87
Foreign exchange losses (gains)	(1.32)	0.82	(0.60)	0.68
Reorganization expenses	—	—	0.31	0.34
Interest in income of equity method investments	(0.09)	(0.02)	(0.21)	(0.05)
Bermuda net deferred tax asset	(0.17)	—	(2.08)	—
Income tax benefit	(0.11)	(0.02)	(0.22)	(0.21)
Operating income (loss) per diluted common share	$2.97	$(1.25)	$11.18	$5.65

Weighted average diluted common shares outstanding	84,695	85,268	85,176	86,012

Average common shareholders' equity	$5,536,303	$4,598,202	$5,126,288	$4,401,553

Annualized return on average common equity	20.7%	(13.1%)	20.5%	7.9%

Annualized operating return on average common equity (17)	18.2%	(9.3%)	18.6%	11.0%

15 Net deferred tax benefit due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023.
16 Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
17 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for losses and loss expenses, measurements of potential losses in the fair value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing, and other market and economic conditions including the liquidity of financial markets, developments in the commercial real estate market, inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

Insurance Risk
•the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks;
•the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•actual claims exceeding reserves for losses and loss expenses;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•losses related to the conflict in the Middle East, the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•the adverse impact of social and economic inflation;
•the failure of any of the loss limitation methods we employ;
•the failure of our cedants to adequately evaluate risks;
•the use of industry models and changes to these models;

Strategic Risk
•increased competition and consolidation in the insurance and reinsurance industry;
•general economic, capital and credit market conditions, including banking and commercial real estate sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•changes in the political environment of certain countries in which we operate or underwrite business;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•the adverse impact of contagious diseases (including COVID-19) on our business, results of operations, financial condition, and liquidity;

Credit and Market Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to access sufficient cash to meet our obligations when they are due;

Operational Risk
•changes in accounting policies or practices;
•difficulties with technology and/or data security;
•the failure of the processes, people or systems that we rely on to maintain our operations and manage the operational risks inherent to our business, including those outsourced to third parties;

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, current accident year combined ratio, excluding catastrophe and weather-related losses, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses in 2023 primarily related to impairments of computer software assets and severance costs attributable to our "How We Work" program. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current Accident Year Loss Ratio
Current accident year loss ratio represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting net losses and loss expenses associated with our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Catastrophe and Weather-Related Losses Ratio and Current Accident Year Loss Ratio, excluding Catastrophe and Weather-Related Losses
Catastrophe and weather-related losses ratio represents net losses and loss expenses ratio associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events exclusive of net favorable (adverse) prior year reserve development.

Current accident year loss ratio, excluding catastrophe and weather-related losses represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of these ratios that separately identify net losses and loss expenses associated with catastrophe and weather-related events provide investors with an enhanced understanding of our results of operations due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

The reconciliation of catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses in 2023 primarily related to impairments of computer software assets and severance costs attributable to our "How We Work" program. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

Bermuda net deferred tax asset is due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023 effective for fiscal years beginning on or after January 1, 2025. The Bermuda net deferred tax asset is not related to the underwriting process. Therefore, this income is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset in order to understand the profitability of recurring sources of income.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movements
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com